UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Dynacq Healthcare, Inc.

(Name of Registrant as Specified In Its Charter)

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DYNACQ HEALTHCARE, INC.

4301 Vista Road

Pasadena, Texas 77504

To Our Stockholders:

NOTICE IS HEREBY GIVEN that stockholders that hold at least two-thirds of the voting power of the issued and outstanding shares of the common stock, par value $0.001 per share (the “Common Stock”), of Dynacq Healthcare, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), have executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting, approving the removal of Ping S. Chu, James G. Gerace and Stephen L. Huber from their positions as members of our Board of Directors (the “Board”).

The accompanying information statement (the “Information Statement”), which describes the stockholder action in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Pursuant to the General Corporation Law of the State of Nevada, our Articles of Incorporation and our Bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of two-thirds of the voting power of the issued and outstanding Common Stock is sufficient to approve the removal of directors. Pursuant to Rule 14c-2 under the Exchange Act, the stockholder action will not be effective until 20 days after the date this notice and the accompanying Information Statement is mailed to our stockholders. We will mail this notice and Information Statement on or about October 10, 2012 to our stockholders of record as of September 24, 2012.

Your consent regarding the proposals is not required and is not being solicited in connection with these corporate actions. All necessary corporate approvals have been obtained, and this notice and Information Statement is furnished solely for the purposes of advising stockholders of the action taken by less than the unanimous written consent of our stockholders, as required by our Bylaws and giving stockholders advance notice of the actions taken, as required by the Exchange Act.

Sincerely,

/s/ Dr. Eric K. Chan

Dr. Eric K. Chan

Chief Executive Officer, President and Director

October 9, 2012

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO

SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU

FOR INFORMATION PURPOSES ONLY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THIS INFORMATION STATEMENT:

This Information Statement is available on the Internet at www.dynacq.com.

DYNACQ HEALTHCARE, INC.

4301 Vista Road

Pasadena, Texas 77504

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

INTRODUCTION

Dynacq Healthcare, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our stockholders that hold at least two-thirds of the voting power of the issued and outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”), have executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting, approving the removal of Ping S. Chu, James G. Gerace and Stephen L. Huber from their positions as members of our Board of Directors (the “Board”). No vote or other action is requested or required on your part.

We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is being sent to you for information purposes only. No vote or other action of our stockholders is required in connection with this Information Statement. The approximate date of mailing of this Information Statement is October 10, 2012.

QUESTIONS AND ANSWERS REGARDING THE STOCKHOLDER ACTION

The following are some of the questions, and answers to those questions, that you, as a stockholder of the Company, may have regarding the stockholder action. The information in this section does not provide all of the information that may be important to you with respect to the stockholder action. Therefore, you should carefully read this Information Statement in its entirety.

Why did you send me this Information Statement and the accompanying notice?

We sent you this Information Statement and the accompanying notice because Section 2.11 of our Bylaws requires that we send notice to you of the taking of any corporate action without a meeting by less than unanimous consent and because Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder require that we give you advance notice of the actions taken. This Information Statement and the accompanying notice are being sent to stockholders of record at the close of business on September 24, 2012 (the “Record Date”).

What action was taken by the Written Consent of Stockholders in lieu of a Special Meeting?

Pursuant to an Action by Written Consent of Stockholders in lieu of a Special Meeting, our stockholders holding at least two-thirds of the issued and outstanding shares of our Common Stock approved the removal of Ping S. Chu, James G. Gerace and Stephen L. Huber from their positions as members of our Board. Additional information regarding these proposals is set forth below in the section entitled “Action to Remove Certain Directors.”

How many shares of Common Stock are required to be voted in favor of the stockholder action?

The approval of the director removals by the written consent of our stockholders requires the consent of the holders of at least two-thirds of our issued and outstanding shares of Common Stock as of the Record Date. As of the Record Date, 14,543,626 shares of our Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. Stockholders owning more than the two-thirds of our issued and outstanding shares of Common Stock as of the Record Date executed the Action by Written Consent of Stockholders in Lieu of a Special Meeting, which approved the director removals without a meeting. Consequently, no additional votes are required to approve the proposed actions.

Why was the stockholder action approved through a stockholder written consent in lieu of holding a stockholder meeting?

Under the General Corporation Law of the State of Nevada, our Articles of Incorporation and our Bylaws, stockholder actions may be taken by written consent without a meeting of stockholders. The written consent of the holders of two-thirds of our issued and outstanding shares of Common Stock is sufficient to approve the stockholder action. No further action is required to effect the stockholder action. The Company, however, is obligated by its Bylaws and the federal securities laws to provide this Information Statement to you in connection with the taking of corporate actions without a meeting.

When will the stockholder action be effected?

In accordance with Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder, the stockholder action to remove directors cannot be effected until at least 20 calendar days following the mailing of this Information Statement to our stockholders. We anticipate the stockholder action to take effect on or about October 30, 2012.

Am I entitled to dissenter’s rights in connection with the stockholder action?

No. The General Corporation Law of the State of Nevada does not provide for dissenter’s rights with respect to the stockholder action.

ACTION TO REMOVE CERTAIN DIRECTORS

Pursuant to an Action by Written Consent of Stockholders in lieu of a Special Meeting, our stockholders holding more than two-thirds of the issued and outstanding shares of our

Common Stock as of the Record Date approved the removal of Ping S. Chu, James G. Gerace and Stephen L. Huber from their positions as members of our Board. The stockholder action will take effect 20 days following the mailing of the Information Statement, which will be on October 30, 2012.

Once the stockholder action becomes effective, the remaining members of our Board will consist of Dr. Eric K. Chan, who also serves as our Chief Executive Officer and President, and Philip S. Chan. Philip S. Chan will remain on paid administrative leave from his position as our Chief Financial Officer pending the results of the investigation described in our Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 9, 2012. Dr. Eric K. Chan is the son of Chiu M. Chan, our former Chairman of the Board, President and Chief Executive Officer who passed away in May 2012. As a result of the stockholder action, our Board will have four vacancies, including the vacancy left by Mr. Chiu M. Chan’s passing, which the remaining members of our Board intend to fill as soon as practicable with qualified candidates meeting all requirements of the SEC that are applicable to the Company’s directors. In the interim, the remaining members of our Board will continue to fulfill the Board’s responsibilities.

On May 17, 2012, Chiu M. Chan, our former Chairman of the Board, President and Chief Executive Officer, passed away. The 6,788,115 shares of our Common Stock, which represents 46.7% of our outstanding Common Stock on the Record Date, owned by Mr. Chan at the time of his passing is currently held by the Estate of Chiu M. Chan. Mr. Chan’s widow, Ella Y. T. C. Chan, is the sole executrix of the estate with sole voting and dispositive power over the shares.

The following holders of 9,966,482 shares of our Common Stock, constituting 68.5% of our outstanding Common Stock on the Record Date, have consented to the stockholder action:

Consenting Stockholder	Number of Shares	Percent
Estate of Chiu M. Chan(1)	6,788,115	46.7%
Ella Y. T. C. Chan(2)	1,594,054	10.9%
Chan Chang Chin Ying(3)	719,643	4.9%
Philip S. Chan(4)	320,744	2.2%
Dr. Eric K. Chan(5)	199,811	1.4%
Edward K. Chiu(6)	190,000	1.3%
Bert Chan(7)	154,115	1.1%

Total:	9,966,482	68.5%

(1)	On May 17, 2012, Chiu M. Chan, our former Chairman of the Board, President and Chief Executive Officer, passed away. Mr. Chan’s widow, Ella Y. T. C. Chan, is the sole executrix of the estate. Dr. Eric K. Chan, our Chief Executive Officer and President, is the son of Chiu M. Chan and Ella Y.T. C. Chan.
(2)	Ella Y. T. C. Chan is the widow of Chiu M. Chan and the mother of Dr. Eric K. Chan.
(3)	Chan Chang Chin Ying is the aunt of Dr. Eric K. Chan.
(4)	Philip S. Chan is currently on paid administrative leave from his position as our Chief Financial Officer pending the results of the investigation described in our Form 8-K filed with the SEC on August 9, 2012. Philip S. Chan is not related to Dr. Eric K. Chan or any other person named in the table above.
(5)	Dr. Eric K. Chan is our Chief Executive Officer and President. He is also a Director of the Company.
(6)	Edward K. Chiu is not related to any member of management or any person listed in the table above.
(7)	Bert Chan is the brother of Dr. Eric K. Chan and the son of Ella Y. T. C. Chan and Chiu M. Chan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth, as of September 1, 2012, information with respect to shares beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (b) each of our directors and the named executive officers named in our proxy statement filed with the SEC on December 27, 2011, and (c) all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, some shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investing power with respect to all shares of common stock shown as beneficially owned by them.

Name (1)	Number of Shares Beneficially Owned		Percent (2)
Directors and Named Executive Officers
Eric K. Chan, Chief Executive Officer, President and Director	199,811		1.4%
Philip S. Chan, Chief Financial Officer and Director	420,744	(3)	2.9%
Ping S. Chu, Director	276,973	(4)	1.9%
James G. Gerace, Director	25,000		*
Stephen L. Huber, Director	0		*
All executive officers and directors as a group ( 5 persons)	922,528	(5)	6.3%
5% Stockholders
Estate of Chiu M. Chan	6,888,115	(6)	47.0%
Ella Y. T. C. Chan	8,498,320		58.0%

*	Less than one percent.
(1)	The address for each named person is 4301 Vista Road, Pasadena, Texas 77504.
(2)	Based on 14,543,626 shares outstanding as of September 1, 2012.
(3)	Includes 100,000 shares underlying options, which are currently exercisable. Philip S. Chan is on paid administrative leave from his position as our Chief Financial Officer pending the results of the investigation described in our Form 8-K filed with the SEC on August 9, 2012.
(4)	Includes 404 shares held by each of Dr. Chu’s two children.
(5)	Includes 100,000 shares of common stock underlying options, which are currently exercisable.
(6)	Includes 100,000 shares underlying options, which are currently exercisable and held by the estate of our former Chairman of the Board, President and Chief Executive Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Six members of Dr. Eric Chan’s immediate family (four uncles and two aunts) are employed by us or our subsidiaries. Such family members received an aggregate of $377,872 in compensation from us or our subsidiaries in each of the fiscal years ended August 31, 2011 and 2010 and $274,063 in compensation from us or our subsidiaries for the nine month period ended May 31, 2012.

Two members of Mr. Philip Chan’s immediate family (his sister and a sister-in-law) are employed by us or our subsidiaries. Such family members received an aggregate of $133,288 in compensation from us or our subsidiaries in each of the fiscal years ended August 31, 2011 and 2010 and $99,966 in compensation from us or our subsidiaries for the nine month period ended May 31, 2012.

We retained Redwood Health Corporation (“Redwood”), to furnish physicians to provide in-house emergency medical coverage for our Pasadena facility during the weekend hours and weekday nights at an hourly rate of $75. Dr. Eric K. Chan is a physician and an affiliate of Redwood. We paid $434,100 and $438,300 during our fiscal years ended August 31, 2011 and 2010, respectively and $313,725 for the nine month period ended May 31, 2012 for emergency room physician services to Redwood. Management and the Audit Committee approved the agreement and believe that the hourly rate being paid is consistent with comparable in-house emergency medical coverage rates available in the area.

We leased 7,250 square feet of office space for our executive offices through December 1, 2011 for $6,525 per month. The lessor of the office space is Capital Bank, of which Mr. Earl Votaw, who was a member of our Board until January 2010, was a director. Management believes that the lease rate that was paid was consistent with comparable commercial rates available in the area during the period of the lease.

Dr. Ping Chu, a director, has paid us $16,163 and $15,989 during fiscal years ended August 31, 2011 and 2010, respectively, and $11,360 for the nine month period ended May 31, 2012 for rent and management fees. As of August 31, 2011 and 2010, we had accounts receivable from Dr. Chu of $46,381 and $52,798, respectively, and as of May 31, 2012, we had accounts receivable from Dr. Chu of $45,593. Included in the accounts receivable balance were amounts applicable to Dr. Chu’s staffs’ payroll for which he reimburses us in the ordinary course of business.

Dr. Xiao Li, a director, until her resignation from our Board in September 2010, was paid $189,650 and $188,675 during the fiscal years ended August 31, 2011 and 2010, respectively and $154,136 for the nine month period ended May 31, 2012 to provide in-house medical services to the emergency room patients at the Pasadena facility. Management, as well as the Audit Committee that approved the agreement, believes that the rate paid was consistent with comparable in-house emergency medical services available in the area.

During the fiscal year 2009, we retained Anesthesia Associates of Houston Metroplex to provide exclusive, continuous and uninterrupted anesthesiology services, including physicians and CRNAs, to the Pasadena facility for a monthly compensation of $5,000. Dr. Eric K. Chan is a physician and an affiliate of Anesthesia Associates of Houston Metroplex. We paid $60,000 during each of the fiscal years ended August 31, 2011 and 2010 and $45,000 for the nine month period ended May 31, 2012 for anesthesiology services to Anesthesia Associates of Houston Metroplex. Management and our Board approved the agreement and believe that the rate being paid is consistent with comparable in-house anesthesiology services rates available in the area. During the fiscal year ended August 31, 2009, we also retained Redwood to locate and recruit additional skilled anesthesiologists and CRNAs for our Pasadena facility for a monthly compensation of $20,000. We paid to Redwood $240,000 during each of the fiscal years ended

August 31, 2011 and 2010 and $180,000 for the nine month period ended May 31, 2012 for these recruitment services. Management and our Board approved the agreement and believe that the rate being paid is consistent with comparable rates for recruitment available in the area. We entered into these two agreements in order to replace the previous anesthesiology group, whose contract terminated at the end of fiscal 2009. The compensation which was being paid to the previous group was substantially the same as that being paid under the new contracts.

We purchased $92,180 and $165,018 worth of artifacts as inventory for re-sale in China during the fiscal years ended August 31, 2011 and 2010, respectively. The entire purchase amount for both these years was paid by Mr. Chiu Chan, our former Chairman of the Board, Chief Executive Officer and President. The amount payable to him of $242,301 and $165,018 as of August 31, 2011 and 2010, respectively, is included in Accrued Liabilities in the Consolidated Balance Sheet (which is included in our Annual Report on Form 10-K for the year ended August 31, 2011). The Audit Committee has approved the purchases by Mr. Chan on our behalf, and believes that these purchases have been made at the prevailing market rates.

Review, Approval, or Ratification of Transactions

To ensure, among other things, that potential conflicts of interest are avoided or declared, our Board has adopted a Code of Conduct, setting forth the responsibilities of our officers, directors and employees. Currently, we rely on our Audit Committee to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Audit Committee reviews a transaction in light of the affiliations of the director, officer, or employee and the affiliations of such person’s immediate family. Our Audit Committee will approve or ratify a transaction if it determines that the transaction is consistent with our best interests and the best interests of our shareholders.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO

MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the stockholder action presented in this Information Statement, other than such persons role as an officer or director of us or the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: 4301 Vista Road, Pasadena, Texas 77504, Attn: Dr. Eric K. Chan.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.